JOHN HANCOCK FUNDS II

AMENDMENT TO SUBADVISORY AGREEMENT

AMENDMENT made as of this 1st day of July, 2015 to the Subadvisory Agreement dated January 1, 2014, as amended (the “Agreement”), between John Hancock Advisers, LLC, a Delaware limited liability company (the “Adviser”), and John Hancock Asset Management a division of Manulife Asset Management (US) LLC, a Delaware limited liability company (the “Subadviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	CHANGE IN APPENDIX A

Appendix A of the Agreement relating to the compensation of the Subadviser is amended to revise the aggregation provisions with respect to the Strategic Income Opportunities Fund.

2.	EFFECTIVE DATE

The Amendment shall become effective the later to occur of: (i) approval of the Amendment by the Board of Trustees of John Hancock Funds II and (ii) execution of the Amendment.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK ADVISERS, LLC

By:	/s/ Leo Zerilli
Name:	Leo Zerilli
Title:	Senior Vice President and Chief Investment Officer

JOHN HANCOCK ASSET MANAGEMENT A DIVISION OF MANULIFE ASSET MANAGEMENT (US) LLC
By:	/s/ Diane R. Landers
Name:	Diane R. Landers
Title:	Vice President and Chief Operating Officer

2

APPENDIX A

The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Subadviser Fee”):

Portfolio	First $250 million of Aggregate Net Assets*	Next $500 million of Aggregate Net Assets*	Excess Over $750 million of Aggregate Net Assets*

Emerging Markets Debt Fund	xxx%	xxx%	xxx%

Short Term Government Income Fund	xxx%	xxx%	xxx%

Portfolio	First $250 million of Aggregate Net Assets*	Next $250 million of Aggregate Net Assets*	Excess Over $500 million of Aggregate Net Assets*

Asia Total Return Bond Fund	xxx%	xxx%	xxx%

Portfolio	First $2.5 Billion of Aggregate Net Assets*	Next $2.5 Billion of Aggregate Net Assets*	Excess Over $5 Billion of Aggregate Net Assets*

Active Bond	xxx%	xxx%	xxx%

Portfolio	First $500 million of Aggregate Net Assets*	Next $500 million of Aggregate Net Assets*	Excess Over $1 billion of Aggregate Net Assets*

Fundamental Large Cap Value Fund	xxx%	xxx%	xxx%

Portfolio	First $500 million of Aggregate Net Assets*	Next $500 million of Aggregate Net Assets*	Next $500 million of Aggregate Net Assets*	Excess Over $1 billion of Aggregate Net Assets*

Fundamental Large Cap Core Fund	xxx%	xxx%	xxx%	xxx%

Portfolio	First $2.5 billion of Aggregate Net Assets*	Excess Over $2.5 billion of Aggregate Net Assets*

Fundamental All Cap Core Fund	xxx%	xxx%

Portfolio	First $500 million of Aggregate Net Assets*	Next $3 Billion of Aggregate Net Assets*	Excess Over $3.5 Billion of Aggregate Net Assets*
Strategic Income Opportunities Fund	xxx%	xxx%	xxx%

Portfolio	First $1 billion	Excess over $1 billion
Fundamental Global Franchise Fund	xxx%	xxx%

Portfolio	First $500 million of Aggregate Net Assets*	Excess over $500 million of Aggregate Net Assets*
Diversified Strategies Fund	xxx%	xxx%

Portfolio	First $2.5 billion of Aggregate Net Assets*	Between $2.5 billion and $7.5 billion of Aggregate Net Assets*	Between $7.5 billion and $10 billion of Aggregate Net Assets*	Excess Over $10 billion of Aggregate Net Assets*
Strategic Equity Allocation Fund	xxx%	xxx%	xxx%	xxx%

Portfolio	First $500 million of Aggregate Net Assets*	Excess over $500 million of Aggregate Net Assets*
Global Equity Fund	xxx%	xxx%**

**When Aggregate Net Assets exceed $500 million, the fee is xxx% on all asset levels.

Portfolio	All Asset Levels
Alternative Asset Allocation Fund	xxx%

Portfolio
Income Allocation Fund**
Net Assets of the Fund	First $5 billion - xxx% Excess over $5 billion – xxx%
Aggregate Net Assets* of the Fund managed according to the Subadviser’s strategic income opportunities strategy (the “SIO Sleeve”)	First $500 million - xxx% Next $3 billion - xxx% Excess over $3.5 billion - xxx%
Aggregate Net Assets* of the Fund managed according to the Subadviser’s bond strategy for John Hancock Bond Fund (the “Bond Sleeve”)	First $500 million - xxx% Next $500 million - xxx% Next $500 million - xxx% Next $500 million - xxx% Next $500 million - xxx% Excess over $2.5 billion - xxx%

**In no event will the total subadvisory fees payable by the Adviser with respect to this Fund exceed xxx%, notwithstanding the total subadvisory fees otherwise payable when calculating the subadvisory fees in accordance with the foregoing schedule.

Portfolio	All Asset Levels

Retirement Living through II 2010 Portfolio

Retirement Living through II 2015 Portfolio

Retirement Living through II 2020 Portfolio

Retirement Living through II 2025 Portfolio

Retirement Living through II 2030 Portfolio

Retirement Living through II 2035 Portfolio

Retirement Living through II 2040 Portfolio

Retirement Living through II 2045 Portfolio

Retirement Living through II 2050 Portfolio

Retirement Living through II 2055 Portfolio

Lifestyle II Aggressive Portfolio

Lifestyle II Balanced Portfolio

Lifestyle II Conservative Portfolio

Lifestyle II Growth Portfolio

Lifestyle II Moderate Portfolio

Retirement Choices at 2010 Portfolio

Retirement Choices at 2015 Portfolio

Retirement Choices at 2020 Portfolio

Retirement Choices at 2025 Portfolio

Retirement Choices at 2030 Portfolio

Retirement Choices at 2035 Portfolio

Retirement Choices at 2040 Portfolio

Retirement Choices at 2045 Portfolio

Retirement Choices at 2050 Portfolio

Retirement Choices at 2055 Portfolio

xxx%

Portfolio	All Asset Levels

Retirement Living through 2010 Portfolio

Retirement Living through 2015 Portfolio

Retirement Living through 2020 Portfolio

Retirement Living through 2025 Portfolio

Retirement Living through 2030 Portfolio

Retirement Living through 2035 Portfolio

Retirement Living through 2040 Portfolio

Retirement Living through 2045 Portfolio

Retirement Living through 2050 Portfolio

Retirement Living through 2055 Portfolio

Lifestyle Aggressive Portfolio

Lifestyle Balanced Portfolio

Lifestyle Conservative Portfolio

Lifestyle Growth Portfolio

Lifestyle Moderate Portfolio

xxx%

*The term Aggregate Net Assets for a given day includes the net assets of a Portfolio of the Trust managed by the Subadviser. It also includes the net assets of one or more other portfolios of the Trust or other trusts as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee for a given day, the net assets of the Portfolio and each other portfolio of the Trust are determined by the Custodian as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund or trust are determined as of the close of business on the previous business day of that fund.

Trust Portfolios	Other Portfolios
Active Bond Fund Asia Total Return Bond Fund	Active Bond Trust, a series of John Hancock Variable Insurance Trust Not Applicable
Strategic Income Opportunities Fund

Strategic Income Opportunities Trust, a series of John Hancock Variable Insurance Trust

The SIO Sleeve of Income Allocation Fund, a series of the Trust

Strategic Income Opportunities Fund, a sub-fund of John Hancock Worldwide Investors, PLC.

Short Term Government Income Fund	Short Term Government Income Trust, a series of John Hancock Variable Insurance Trust

Trust Portfolios	Other Portfolios
Fundamental Large Cap Value Fund	Fundamental Large Cap Value Trust, a series of John Hancock Variable Insurance Trust Fundamental Value Trust, a series of John Hancock Variable Insurance Trust
Fundamental Large Cap Core Fund	Not Applicable
Fundamental All Cap Core Fund	Fundamental All Cap Core Trust, a series of John Hancock Variable Insurance Trust
Diversified Strategies Fund	Not Applicable
Strategic Equity Allocation Fund	Strategic Equity Allocation Trust, a series of John Hancock Variable Insurance Trust
Fundamental Global Franchise Fund Global Equity Fund	Not Applicable Not Applicable
Income Allocation Fund, SIO Sleeve	Strategic Income Opportunities Fund, a series of the Trust Strategic Income Opportunities Trust, a series of John Hancock Variable Insurance Trust
Income Allocation Fund, Bond Sleeve	John Hancock Bond Fund, a series of John Hancock Sovereign Bond Fund

Alternative Asset Allocation Fund

Emerging Markets Debt Fund

Retirement Living through 2010 Portfolio

Retirement Living through 2015 Portfolio

Retirement Living through 2020 Portfolio

Retirement Living through 2025 Portfolio

Retirement Living through 2030 Portfolio

Retirement Living through 2035 Portfolio

Retirement Living through 2040 Portfolio

Not Applicable

Trust Portfolios	Other Portfolios

Retirement Living through 2045 Portfolio

Retirement Living through 2050 Portfolio

Retirement Living through 2055 Portfolio

Retirement Living through II 2010 Portfolio

Retirement Living through II 2015 Portfolio

Retirement Living through II 2020 Portfolio

Retirement Living through II 2025 Portfolio

Retirement Living through II 2030 Portfolio

Retirement Living through II 2035 Portfolio

Retirement Living through II 2040 Portfolio

Retirement Living through II 2045 Portfolio

Retirement Living through II 2050 Portfolio

Retirement Living through II 2055 Portfolio

Lifestyle Aggressive Portfolio

Lifestyle Balanced Portfolio

Lifestyle Conservative Portfolio

Lifestyle Growth Portfolio

Lifestyle Moderate Portfolio

Lifestyle II Aggressive Portfolio

Lifestyle II Balanced Portfolio

Lifestyle II Conservative Portfolio

Lifestyle II Growth Portfolio

Lifestyle II Moderate Portfolio

Retirement Choices at 2010 Portfolio

Retirement Choices at 2015 Portfolio

Retirement Choices at 2020 Portfolio

Retirement Choices at 2025 Portfolio

Retirement Choices at 2030 Portfolio

Retirement Choices at 2035 Portfolio

Retirement Choices at 2040 Portfolio

Retirement Choices at 2045 Portfolio

Retirement Choices at 2050 Portfolio

Retirement Choices at 2055 Portfolio

The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Subadviser Fee for the Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.